Exhibit 10.4

NORDSTROM, INC.
2019 EQUITY STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Payment for Shares	No payment is required for the shares you receive.
Restriction	The shares awarded may not be sold or transferred for a period of six months following the Date of Award.
Restrictions on Resale
By signing this Agreement, you agree not to sell any shares at a time when applicable laws or Company policies prohibit a sale. This restriction will apply as long as you are a director of the Company.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Washington (without regard to their choice-of-law provisions).
The Plan and Other Agreements
The text of the 2019 Equity Incentive Plan(“Plan”) is incorporated in this Agreement by reference. Any election to defer the shares will be subject to the terms of the Nordstrom Directors Deferred Compensation Plan.

This Agreement, the attached Notice and the Plan constitute the entire understanding between you and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

By signing the attached notice,
you agree to all of the terms and conditions
described above and in the Plan.